                                                                    EXHIBIT 11.1


                                 MICROAGE, INC.
                         PRIMARY EPS DETAIL CALCULATION


                                                            Quarters ended
                                                     ---------------------------
                                                     January 28,     January 29,
                                                         1996           1995
                                                     -----------     -----------
Common stock
-------------------------------
Weighted average common shares                        14,293,201      14,149,745

Common stock equivalents
-------------------------------
Weighted average warrants and options                     92,820         295,834
                                                     -----------     -----------

Total weighted average common and
       common equivalent shares outstanding           14,386,021      14,445,579
                                                     ===========     ===========

Net income available for EPS                         $ 1,557,000     $ 2,872,000

Primary EPS                                          $      0.11     $      0.20